Exhibit 99.1

Papa John’s Announces Key Operating Assumptions and Earnings Guidance for 2012

Company Raises 2011 Earnings Guidance

Highlights

  2011 earnings per share range increased to $2.15 to $2.20
  Projected 2012 earnings per share of $2.33 to $2.43
  Projected 2012 North America system-wide comparable sales increase ranging from 1.5% to 2.5%
  Projected 2012 International comparable sales increase ranging from 1.5% to 3.5% and International total system-wide sales increase ranging from 20% to 25%
  Projected 2012 worldwide net unit openings ranging from 240 to 280 (110 to 130 net openings for North America and 130 to 150 net openings for International)

LOUISVILLE, Ky.--(BUSINESS WIRE)--December 20, 2011--Papa John’s International, Inc. (NASDAQ: PZZA) today announced its 2012 operating assumptions and earnings guidance, and an increase in its 2011 earnings per share range to $2.15 to $2.20. The company projects 2012 earnings per share in the range of $2.33 to $2.43, including an ($0.11) impact of a one-time marketing incentive contribution (discussed below) largely offset by a 53rd week of operations in 2012.

“Our brand continues to perform very well in the marketplace as the Papa John’s team executes against our long-term growth plan,” commented Papa John’s Founder, Chairman and Chief Executive Officer, John Schnatter. “The plan has delivered better than expected results in 2011, and we look forward to continued strong performance in 2012.”

Significant 2012 Operational Assumptions

North America Restaurant Sales – North America system-wide comparable sales are expected to increase 1.5% to 2.5% in 2012. Company-owned and franchised restaurants are expected to produce relatively consistent comparable sales. The company expects national marketing spending in 2012 to approximate 2011 spend levels.

International Restaurant Sales – International comparable sales, presented on a constant-dollar basis, are expected to increase 1.5% to 3.5% in 2012. International comparable sales can be negatively impacted in a substantial number of emerging markets where second year sales for any given restaurant are compared against an unusually high “grand opening” level of first year sales. International comparable sales can also be positively or negatively impacted by significant levels of currency inflation or deflation within a given country. Total sales growth for international restaurants, including the 53rd week of operations, is expected to range from 20% to 25% in 2012, due to new unit growth and the expected comparable sales increase.

Worldwide Net Unit Growth – Worldwide net unit growth in 2012 is expected to be in the range of 240 to 280 units, consisting of a range of 110 to 130 net new units for North America and a range of 130 to 150 net new units for International. This represents approximately 4% unit growth for North America and 17% unit growth for International in 2012. The majority of worldwide net unit growth is expected to be franchised, driven by development incentives and franchisee financing initiatives.

Revenues – Total consolidated revenues are expected to increase 6% to 7% in 2012, including an increase of approximately 2% resulting from the 53rd week of operations. The increase of 4% to 5%, excluding the 53rd week of operations, is expected to result primarily from the projected North America and International net unit and comparable sales growth.

Marketing Incentive Contribution – In connection with a new multi-year supply agreement, the company will receive a one-time marketing incentive payment from a supplier in the first quarter of 2012, which the company will contribute to the Papa John’s National Marketing Fund (PJNMF) for the benefit of domestic Papa John’s restaurants. The company is required to recognize the supplier payment as income over the five-year term of the supply agreement, while its contribution to the PJNMF is required to be expensed when paid in the first quarter of 2012. The company’s contribution to the PJNMF will negatively impact diluted earnings per share by $0.13 in the first quarter of 2012 ($0.11 for full year 2012), and the company will recognize the remaining estimated $0.11 of income associated with the incentive payment evenly over the remaining term of the supply agreement, 2013 through 2016.

53 Week Year – The 2012 fiscal year will consist of 53 weeks. The impact of the 53rd week of operations is expected to increase earnings per share by approximately $0.08 to $0.10, substantially offsetting the negative impact in 2012 of the one-time marketing incentive contribution discussed above.

Pre-tax Income Margin – Consolidated pre-tax income margin in 2012 is expected to approximate or slightly exceed 2011 levels, including the negative impact of the one-time marketing incentive contribution discussed above.

Capital Expenditures – Capital expenditures for 2012 are expected to approximate $47 to $52 million. The capital expenditures are expected to consist of company-owned unit development in the U.S. and Beijing, China, routine capital replacement and certain technology-related projects designed to improve restaurant and commissary operating efficiency.

Share Repurchase Activity

The company announced an increase of $50 million in its authorization to repurchase common stock under its share repurchase program. In 2011, the company repurchased 2.0 million shares of stock at an average price of $31.21 per share, or a total of $63.6 million. The company has $73.2 million remaining available for repurchase under the most recent Board of Directors authorization through December 31, 2012.

2011 Guidance Raised

The company raised its diluted earnings per share guidance for 2011 to a range of $2.15 to $2.20, from the previous range of $2.08 to $2.15.

Annual Meeting Date Scheduled

Papa John’s today announced that its 2012 Annual Meeting of Stockholders will be held on April 26, 2012, at 11:00 am local time at the company’s corporate offices located at 2002 Papa John’s Boulevard, Louisville, Kentucky.

Forward Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such statements may relate to projections concerning business performance, revenue, earnings, contingent liabilities, commodity costs, margins, unit growth and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.

The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to: changes in pricing or other marketing or promotional strategies by competitors which may adversely affect sales, including an increase in or continuation of the current aggressive pricing and promotional environment; new product and concept developments by food industry competitors; the ability of the company and its franchisees to meet planned growth targets and operate new and existing restaurants profitably; general economic and political conditions and resulting impact on consumer buying habits; changes in consumer preferences; increases in or sustained high costs of food ingredients and other commodities, paper, utilities, fuel, employee compensation and benefits, insurance and similar costs (including the impact of federal health care legislation); the ability of the company to pass along increases in or sustained high costs to franchisees or consumers; the impact of current or future legal claims and current or proposed legislation impacting our business; the impact that product recalls, food quality or safety issues, and general public health concerns could have on our restaurants; currency exchange and interest rates; credit risk associated with parties to leases of restaurants and commissaries, including those Perfect Pizza locations formerly operated by us, for which we remain contractually liable; and increased risks associated with our international operations, including economic and political conditions in our international markets and difficulty in meeting planned sales targets for our international operations. These and other risk factors are discussed in detail in “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 26, 2010 and “Part II. Item 1A. – Risk Factors” of the Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2011. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Headquartered in Louisville, Kentucky, Papa John's International, Inc. (NASDAQ: PZZA) is the world's third largest pizza company. For 10 of the past 12 years, consumers have rated Papa John's No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). Papa John's is the Official Pizza Sponsor of the National Football League and Super Bowl XLV, XLVI and XLVII. For more information about the company or to order pizza online, visit Papa John's at www.papajohns.com.

CONTACT:
Papa John’s International, Inc.
Lance Tucker, 502-261-4218
Chief Financial Officer